Exhibit 10.3

AMENDMENT NO. 1 TO

XERIUM TECHNOLOGIES, INC.

2010 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Amendment”) is made on April 19, 2011, effective as of the time provided below.

WHEREAS, Xerium Technologies, Inc. (the “Company”) has heretofore adopted the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 10(d) of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

Section 5(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following two sentences:

“Subject to adjustment under subsection (b), no more than 913,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company’s 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder. The number of shares of Common Stock delivered under or in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Common Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award.”

Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.